EXHIBIT 99.1

SOURCECORP, Incorporated Announces Modification to

NASDAQ Exception

DALLAS, Texas (February 21, 2005) - SOURCECORP, Incorporated (NASDAQ: SRCPE) today announced that the NASDAQ Listing Qualification Panel granted the Company’s request to give the Company until March 16, 2005 to bring current its public reporting obligations (including filing of Form 10-Q for the quarter ended September 30, 2004 and Form 10-K for the year ended December 31, 2004).

The Company previously announced that the Panel had granted the Company a listing requirements exception that permitted the Company’s common stock to remain listed on the Nasdaq Stock Market despite the Company’s having not filed its Form 10-Q for the third quarter of 2004. As the Company disclosed, the Panel’s exception was subject to certain conditions, including that the Company would file such Form 10-Q and certain prior period financial information by February 15, 2005 and would file its 2004 Annual Report on Form 10-K by March 16, 2005. However, as the Company previously announced, it was unable to meet the February 15, 2005 deadline and requested from the Panel a further modification to the exception to permit the Company until March 16, 2005 to make all such filings (third quarter Form 10-Q, other prior period financial information and 2004 Form 10-K). By letter dated February 18, 2005, the Panel formally granted such requested further modification.

While the Company believes that its previously reported internal investigation into one of its operating subsidiaries, as overseen by its Audit Committee, is nearing completion, until such investigation is complete, the Company cannot predict with certainty whether it will be able to meet the Panel’s required filing deadline.

About SOURCECORP®

SOURCECORP, Incorporated provides business process outsourcing solutions and specialized high value consulting services to clients throughout the U.S. SOURCECORP focuses on business processes in information-intensive industries including healthcare, legal, financial services, government and transportation & logistics. Headquartered in Dallas, the Company serves clients throughout the United States through a network of locations in the U.S., Mexico and India. SOURCECORP is a component of both the S&P SmallCap 600 Index and the Russell 2000 Index.

For more information about SOURCECORP’s solutions visit the SOURCECORP website at www.srcp.com. The statements in this press release that are not historical fact are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements. These forward-looking statements include, but are not limited to, the statements relating to the anticipated impact of adjustments to our restated financial statements and our ongoing investigation, any financial estimates, projections, and estimates of future contract values included in this press release. The aforementioned risks and uncertainties include, without limitation, the uncertainty of completing our investigation in a timely manner and the actual costs and results of such investigation, the effect of our investigation and financial statement restatement on

© 2004 SOURCECORP, Inc. All rights Reserved	Page 1

the trading price of our stock, the risks of integrating our operating companies, of the timing and magnitude of technological advances, of the occurrences of a diminution in our existing customers’ needs for our services, of a change in the amount companies outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in SOURCECORP’s filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K. SOURCECORP disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise, except as required by law.

Contact SOURCECORP: Barry Edwards, EVP & Chief Financial Officer: 214.740.6690

© 2004 SOURCECORP, Inc. All rights Reserved	Page 2